SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

PIKE ELECTRIC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3112047
(State of Incorporation or Organization)	(IRS Employer Identification Number)

100 Pike Way
Mount Airy, NC	27030
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-124117

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered
Common Stock, par value $0.001 per share	New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Registrant’s Common Stock, par value $0.001 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-124117), filed with the Securities and Exchange Commission on April 18, 2005, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2. Exhibits.

     The securities to be registered are to be listed on the New York Stock Exchange (the “NYSE”), on which no other securities of the Registrant are listed. Accordingly, the following exhibits are also being filed with the NYSE:

1.	Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended).

2.	Registrant’s Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended).

3.	Form of Specimen Certificate for Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PIKE ELECTRIC CORPORATION

/s/ MARK CASTANEDA
Name: Mark Castaneda
Title: Chief Financial Officer

Dated: July 22, 2005